EXHIBIT 23
                                   ----------


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



To the Board of Directors and Stockholders
Standard Motor Products, Inc.:

We consent to incorporation by reference in the Registration Statements (No.'s 33-58655, 333-51565 and 333-51619) on Form S-8 of Standard Motor Products, Inc. of our reports dated February 25, 2000, except as to notes 4, 8 and 9, which are as of March 10, March 3 and March 13, respectively, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of Standard Motor Products, Inc.


                                                                        KPMG LLP

New York, New York
March 24, 2000